UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2022

LAFAYETTE SQUARE EMPIRE BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01427	87-2807075

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 SW 7th St, Unit 1911, Miami, Florida	33130-2992
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 598-2089

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

SMBC Subscription Facility

On February 2, 2022, Lafayette Square Empire BDC, Inc. (the “Corporation”) entered into, and certain of its affiliates (collectively, the “Borrowers”) expect to enter into, a revolving credit agreement (the “SMBC Subscription Facility”) with Sumitomo Mitsui Banking Corporation, as administrative agent and lender. The SMBC Subscription Facility allows the Corporation and the other Borrowers to borrow, collectively, up to $10.6 million, subject to certain restrictions, including availability under a borrowing base based upon unused capital commitments made by investors in the Borrowers. The amount of permissible borrowings under the SMBC Subscription Facility may be increased to $1 billion with the consent of the lenders. The SMBC Subscription Facility will mature on February 2, 2024.

The SMBC Subscription Facility bears interest at an annual rate of: (1) with respect to reference rate loans, a reference rate for the period plus a margin equal to 1.80% (the “Applicable Margin”) and (2) with respect to alternative rate loans, the greatest of (a) the administrative agent’s prime rate, (b) Term SOFR with a one-month term plus the Applicable Margin and (c) the federal funds rate plus 0.50%. Under certain circumstances, the interest rate payable on borrowings under the SMBC Subscription Facility may be reduced if borrowings thereunder are used to finance businesses meeting specified environmental, social and governance goals set forth in the facility. The Corporation has paid upfront fees, and the Borrowers will also incur customary costs and expenses in connection with the SMBC Subscription Facility. In addition, the Borrowers will be subject to fees payable on unused commitments by the lenders under the SMBC Subscription Facility.

The description of the terms of the SMBC Subscription Facility set forth above does not purport to be complete and is qualified in its entirety by the full text of the SMBC Subscription Facility, which is filed as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On February 3, 2022, the Corporation issued a press release in which it announced that it entered into the SMBC Subscription Facility. A copy of the press release is attached as Exhibit 99.1 and is incorporated into Current Report on Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Revolving Credit Agreement, dated as of February 2, 2022, among the Corporation, the other Borrowers and Sumitomo Mitsui Banking Corporation

99.1	Press Release, dated February 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lafayette Square Empire BDC, Inc.

Date: February 3, 2022	By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	President and Chief Executive Officer